                                                                   EXHIBIT 10.21

                                    AGREEMENT

THIS AGREEMENT is made and entered into as of the 21st day of January, 2005 (the "Effective Date") by and between UNION PACIFIC RAILROAD COMPANY, a Delaware corporation ("UP"), and CXT INCORPORATED, a Delaware corporation ("CXT").

WHEREAS, UP wishes to purchase various types of concrete ties from CXT and CXT wishes to sell such concrete ties to UP.

NOW, THEREFORE, for and in consideration of the recitation set forth above and the terms and provisions herein contained, the Parties do hereby contract, covenant and agree as follows:

                                    SECTION 1
                                   DEFINITIONS

Unless some other meaning and intent is apparent from the context, the singular form as used herein shall include the plural and vice versa; masculine, feminine, and neuter words shall be used interchangeably; and the following terms, when used in this Agreement, shall have the following meanings:

Section 1.1: Agreement. Wherever reference is made herein to this "Agreement" or any section hereof, such reference shall mean this Agreement.

Section 1.2: Concrete Tie Car. "Concrete Tie Car" shall mean a rail car which is a P-811, TRT-909 or a bulkhead flat car, in each case configured to readily accept concrete ties in twenty-one (21) tie groupings.

Section 1.3: Environmental Laws. "Environmental Laws" shall mean and include any federal, state or local statute, law, rule, regulation, ordinance, code, policy, rule of common law, judicial order, administrative order, consent decree, or judgment now or hereafter in effect, in each case, as has been amended from time to time, relating to the environment, health or safety, including the National Environmental Policy Act (42 U.S.C. Sec. 4321 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sec. 9601 et seq.), as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), as amended by the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Sec. 2601 et seq.), the Clean Water Act (33 U.S.C. Sec. 1321 et seq.), the Clean Air Act (42 U.S.C. Sec. 7401 et seq.), the Occupational Safety and Health Act (29 U.S.C. Sec. 651 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Sec. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Sec. 3808 et seq.), and any similar federal, state or local laws, ordinances or regulations implementing such laws.

Section 1.3: GI Plant. "GI Plant" shall mean the manufacturing facility of CXT located in Grand Island, NE.

Section 1.4: Governmental Entity. "Governmental Entity" shall mean and include the States of


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
Arizona and Nebraska, the Counties of Pima, Arizona, and Hall, Nebraska, the City of Tucson and the City of Grand Island, the United States Environmental Protection Agency, the United States Department of Labor, the United States Department of Transportation, any successors thereto, or any other federal, state or local governmental agency now or hereafter regulating substances and materials in the environment located at or adjacent to the Property.

Section 1.5: Hazardous Materials. "Hazardous Materials" shall mean and include:

     (a) any solid, gaseous or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous materials, regulated substances, restricted hazardous wastes, hazardous chemical substances, mixtures, toxic substances, pollutants or contaminants or terms of similar import, as such terms are defined in any Environmental Law and as such definition may change from time to time;

     (b) any substance or material which now or in the future is known to constitute a threat to health, safety, property or the environment or which has been or is in the future determined by any Governmental Entity to be capable of posing a risk of injury to health, safety, property or the environment or exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Entity, including all of those materials, wastes and substances designated now or in the future as hazardous or toxic by any Governmental Entity; and

     (c) any petroleum or petroleum products or by-products, radioactive materials, asbestos, whether friable or non-friable, urea formaldehyde foam insulation, polychlorinated biphenyls, or radon gas.

Section 1.6: Including. "Including" shall be deemed to mean "including, without limitation".

Section 1.7: Legal Action. "Legal Action" shall include any proceeding in any court of general, limited or appellate jurisdiction, including any proceeding in the bankruptcy courts of the United States, any action affecting creditor's rights generally, any declaratory judgment proceeding, any action at law or suit in equity, and any appeal; and shall also include any arbitration proceeding.

Section 1.8: Legal Expenses. "Legal Expenses" shall include: (a) all reasonable fees incurred by a Party for services rendered to such Party by an attorney; (b) all other reasonable expenses incurred by a Party relating to services rendered to such Party by an attorney; and (c) without limiting the generality of the foregoing, if any Legal Action is commenced between the Parties, said term shall include all reasonable costs (such as filing fees, court reporters' fees, expert witness fees, and similar out-of-pocket expenses) associated with prosecution or defense thereof, including any related discovery proceedings.

Section 1.9: New Technology. "New Technology" shall mean the Grimbergen long line concrete tie technology or a substantial equivalent thereto.

Section 1.10: Parties. "Parties" shall mean UP and CXT, jointly, and the term "Party" shall mean either one of the Parties.

Section 1.11: Plants. "Plants" shall mean the GI Plant and the Tucson Plant and the term "Plant" shall mean either of the Plants.


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
Section 1.12: Produced. "Produced" and "Production" with reference to Ties shall mean that such Ties (a) have been manufactured by CXT and completely assembled with all fastening components installed (if required); (b) have been inspected and approved as to quality by CXT, including, without limitation, compliance with the Specifications (as such term is defined in Section 1.17, below); and
(c) have met, if applicable, twenty-eight (28)-day compressive strength requirements.

Section 1.13: Producer Price Indices; PPI. "Producer Price Indices" or "PPI" shall mean the Producer Price Indices published by the United States Department of Labor, Bureau of Labor Statistics. If any of the Producer Price Indices referred to in Section 2 (or successors established pursuant to this Section 1.13) are discontinued, such other governmental index or computation, as mutually agreed (such agreement shall not be unreasonably withheld by either Party), shall be used as may be reasonable in order to obtain substantially the same result as if it had not been discontinued.

Section 1.14: Program Year. "Program Year" shall mean each twelve (12) month period beginning on January 1 and ending on December 31 during the term of this Agreement. The first Program Year shall begin on January 1, 2005, and end on December 31, 2005.

Section 1.15: Property. "Property" shall collectively mean all or any portion of the real property located in the City of Grand Island, Hall County, Nebraska, and City of Tucson, Pima County, Arizona, more particularly described in Exhibit A attached to this Agreement and incorporated herein by this reference for all purposes, together with all improvements and fixtures located thereon, all property used in or connected with the operation of the business located thereon, and the soil, ground water, surface water and air located at such real property.

Section 1.16: Related Agreements. "Related Agreements" shall mean the Leases of Industrial Property and the Industry Track Agreements entered into between the Parties, pursuant to which (a) CXT is leasing or will lease real estate from UP for the GI Plant and the Tucson Plant, (b) UP will use CXT track at the respective Plants, and (c) agreements for additional services between either or both of the Parties and any third party (e.g., the agreement proposed among CXT, UP and the Wood Tie Re-hab Contractor). The terms of this Agreement shall prevail over any conflicting terms in any of the Related Agreements.

Section 1.17: Standard Ties. "Standard Ties" shall mean prestressed, pretensioned, concrete ties, with scalloped sides, manufactured by CXT, which comply with the UP Specifications, dated September 2003, attached hereto as Exhibit B (the "Specifications"), as revised from time to time by UP's Methods and Research Department.

Section 1.18: Special Ties. "Special Ties" shall mean any prestressed, pretensioned, concrete ties which may be included in this Transaction and which are not Standard Ties.

Section 1.19: Ties. "Ties" shall mean any Standard Ties and Special Ties sold by CXT to UP under this Agreement.


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
Section 1.20: Transaction. "Transaction" shall mean the sale of Ties by CXT to UP pursuant to this Agreement.

Section 1.21: Tucson Plant. "Tucson Plant" shall mean the manufacturing facility of CXT located in Tucson, AZ.

Section 1.22: UP Material Manager - Ties. "UP Material Manager - Ties" shall mean the person appointed as the Material Manager - Ties of UP.

Section 1.23: UP Representative. "UP Representative" shall mean any person who is appointed by UP as its representative at either of the Plants.

Section 1.24: Wood Tie Re-hab Contractor. "Wood Tie Re-hab Contractor" shall mean a sub-contractor chosen by UP to perform the re-habilitation of wood ties returned to either of the Plants by UP on Concrete Tie Cars.

                                    SECTION 2
                                   TRANSACTION

Section 2.1 Transaction. CXT agrees to sell to UP, and UP agrees to purchase from CXT, Ties upon the terms and conditions set forth herein. CXT shall have the right to manufacture concrete railroad ties and other products at the Plants for sale to third parties; provided, however that: (a) such manufacturing shall not interfere with CXT manufacturing Ties reasonably required by UP pursuant to the Annual Estimates (as such term is defined in Section 2.3, below); and (b) should CXT sell concrete ties manufactured at either Plant, substantially similar to any Tie (excluding shoulders and fastening systems), to any third party for a total price (including all rebates, discounts, service charges, etc.) which is less (the "Lesser Third Party Price") than the Purchase Prices (as such term is defined in Section 2.4, below) then payable by UP to CXT for Ties purchased at an annual rate of 300,000 Ties Produced from the applicable Plant, then (x) the Standard Tie Prices and/or Special Tie Prices (as such terms are defined in Section 2.4, below), as applicable, shall be reduced to the Lesser Third Party Price during the period of the effectiveness of such Lesser Third Party Price and (y) the ties produced for such third parties shall count toward the applicable per Plant Annual Minimum (as such term is defined in Section 2.3, below).

Section 2.2 Term; Termination. Unless earlier terminated as provided herein, including, without limitation, below in this Section 2.2 as to either or both of the Plants, the initial term of this Agreement (the "Initial Term") shall commence on the Effective Date and (a) continue through December 31, 2012 for the Tucson Plant, and (b) continue through December 31, 2009 for the GI Plant; provided, however, that the term of this Agreement for either or both Plants may be extended for successive two (2) year periods (each an "Extension") by UP if UP provides CXT with written notice of such extension (the "Extension Notice") at least 180 days prior to the expiration of the Initial Term, or the then current Extension, for such Plant(s) and CXT accepts or fails to reject the Extension Notice within thirty (30) days of its receipt thereof.

In the event either Party breaches any term or provision of this Agreement and such breach has a material adverse impact on the other Party and frustrates the fundamental purpose of this


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
Agreement (a "Material Breach") (a) the non-breaching Party shall furnish written notification to the other specifying the nature of the Material Breach,
(b) the breaching Party shall have ninety (90) days following its receipt of such notification (the "Initial Material Breach Cure Period"), or, in the case of a Material Breach that cannot reasonably be cured within the Initial Material Breach Cure Period, such longer period of time, up to a maximum period of 180 days following its receipt of such notification, as may be required to cure such breach as long as the breaching Party commences a cure during the Initial Material Breach Cure Period and works diligently thereafter towards completing such cure (the "Extended Material Breach Cure Period") (the Initial Material Breach Cure Period and any Extended Material Breach Cure Period are referred to collectively hereinafter as the "Material Breach Cure Period"), and (c) if the breaching Party fails to cure the Material Breach within the Material Breach Cure Period the non-breaching Party, at its option, may forthwith terminate this Agreement.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, UP shall have the right to immediately terminate this Agreement on sixty (60) days' prior written notice if CXT becomes insolvent, has a receiver appointed to manage it, makes an assignment for the benefit of its creditors, or if a petition in bankruptcy is filed with respect to CXT that is not dismissed within sixty (60) days.

In the event either Party breaches any term or provision of this Agreement and such breach does not rise to the level of a Material Breach (a) the non-breaching Party shall furnish written notification to the other specifying the nature of the breach, and (b) the breaching Party shall have thirty (30) days to cure such breach or, if the breach is one which could not reasonably be cured within such thirty (30) day period, such longer period of time as is necessary so long as the breaching party commences a cure and continues to work diligently towards curing the breach.

During the Material Breach Cure Period applicable to a Material Breach that prevents the Production of Ties in the amount agreed under this Agreement, UP may, in a manner consistent with its obligation to mitigate damages and as its exclusive remedy for such failure to Produce, purchase ties from a third party(ies) to replace such lost quantities in any amount not exceeding the lesser of its then current needs, as reasonably determined by UP, or the amount CXT was obligated to have Produced (the "Cover Ties") and (i) the Cover Ties shall count towards the applicable Per Plant Annual Minimum(s) (as such term is defined in Section 2.3, below) and (ii) CXT shall reimburse UP the amount, if any, by which the cost to UP of the Cover Ties purchased during such Material Breach Cure Period exceeds the cost of the Ties that the Cover Ties replaced (the "Cover Tie Cost Differential").

A waiver by the non-breaching Party of any breach by the breaching Party shall not impair the right of the non-breaching Party to avail itself of any subsequent breach hereof.

Section 2.3 Minimum Quantity; Annual Estimates; Additional Quantities. CXT shall Produce and sell to UP, and UP shall purchase from CXT, a minimum of 100,000 Ties per Program Year at each Plant (the "Per Plant Annual Minimum"); provided, however, that the Per Plant Annual Minimum applicable to the Tucson Plant will be prorated for 2005 based upon the date of the Tucson Start Date (as such term is defined below in this Section 2.3), with the Purchase Prices for Ties Produced at the Tucson Plant purchased during 2005 based on the annualized amount. If CXT fails to Produce the Per Plant Annual Minimum, as prorated in the case of 2005, as to either Plant, UP may, in a manner consistent with its obligation to mitigate damages and as its exclusive remedy for such failure to Produce, purchase Cover Ties in any amount not exceeding


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
the lesser of its actual then current needs, as reasonably determined by UP, or the amount CXT was obligated to have Produced for such year, and (a) shall be reimbursed by CXT for the Cover Tie Cost Differential related to such purchases, and (b) such Cover Ties shall count toward the applicable per Plant Annual Minimum; provided, however, there shall be no reimbursement of the Cover Tie Cost Differential unless UP has complied with the provisions of Section 2.6, below, as they relate to the delivery of purchase orders for the period of such Cover Tie purchases. On or before December 1 of each year during the term of this Agreement UP will provide CXT a non-binding estimate (the "Annual Estimate") of the number of Ties it estimates it will purchase during the next following Program Year from CXT Produced at each Plant. The Annual Estimate, in conjunction with the PPI Adjustment (as such term is defined in Section 2.4(f), below), will be used to set the purchase price for Standard Ties Produced during such Program Year. Any necessary adjustments (credits or debits) to the Purchase Prices (as such term is defined in Section 2.4, below) resulting from the number of Ties actually purchased by UP from CXT will be made prior to the thirtieth
(30th) day following the conclusion of each Program Year; provided, however, that if during the course of a calendar year UP estimates that its purchases of Ties from either Plant will vary from the Annual Estimate applicable to such Plant in an amount that will result in an adjustment to the Purchase Prices, either party may request that such adjustment in the Purchase Prices applicable to Ties Produced at such Plant be implemented during the subsequent quarter(s), if any, in the same calendar year.

CXT agrees that the Tucson Plant will be operational and manufacturing Ties within ten (10) months following the Effective Date (i.e., on or before November 21, 2005, as and if extended as provided below) (the "Tucson Start Date"); provided, however, that the Tucson Start Date shall be extended to the extent delays occur due to factors that UP determines are beyond the reasonable control of CXT (e.g., without limitation, an event of force majeure affecting CXT, the discovery or appearance of an environmental condition at the Tucson Plant predating the Effective Date that delays CXT's operations, a delay in any necessary permitting process not occasioned by the unreasonable act or omission of CXT, any delay in the delivery of New Technology equipment not occasioned by the unreasonable act or omission of CXT), which determination shall not be unreasonably withheld; and provided further that CXT shall have a maximum of sixty (60) days following the Tucson Start Date to attain full production capacity at the Tucson Plant. To achieve the Tucson Start Date within the timeframe set forth in this paragraph, CXT further agrees to use and follow best practices project management techniques, including, without limitation, undertaking concurrently individual tasks required for the completion thereof. In addition, attached to this Agreement as Exhibit C is a detailed construction schedule for the Tucson Plant mutually agreed upon by the parties (the "Tucson Plant Construction Schedule"). Every two (2) weeks during construction of the Tucson Plant CXT will submit to UP reports on the progress of the construction of the Tucson Plant relative to the Tucson Plant Construction Schedule. If any failure by CXT to comply with this paragraph results in its Production of Ties in an amount less than that required by this Agreement (which shall be the prorated Annual Minimum as to 2005), UP may, in a manner consistent with its obligation to mitigate damages and as its exclusive remedy for such failure to Produce, purchase Cover Ties in an amount equal to the lesser of its actual then current needs, as reasonably determined by UP, or the amount CXT was obligated to have Produced, and (a) shall be reimbursed by CXT for the Cover Tie Cost Differential related to such purchases, and (b) such Cover Ties shall count toward the applicable per Plant Annual Minimum; provided, however, there shall be no reimbursement of the Cover Tie Cost Differential unless UP has complied with the provisions of Section 2.6, below, as they relate to the delivery of purchase orders for the


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period of such Cover Tie purchases.

The Tucson Plant will be sized to Produce approximately 400,000 Ties per year (33,333 Ties per month), on four production lines, assuming 350 days per year of production. CXT may expand this Production to approximately 500,000 Ties per year (41,667 Ties per month) by adding a fifth production line, if UP and CXT agree upon an arrangement for UP's long term commitment to purchase quantities of Ties Produced at the Tucson Plant in addition to the Per Plant Annual Minimum. CXT will utilize New Technology in the Tucson Plant.

CXT agrees (a) to commence site preparation in 2004 and complete track projects at the GI Plant, including, without limitation, preparation work for the site at which wood ties are to be unloaded, within six (6) months following the Effective Date (i.e., by July 21, 2005, as and if extended as provided below),
(b) the New Technology shall be installed at the GI Plant prior to its installation at the Tucson Plant, and (c) to finalize installation of the New Technology at the GI Plant within eight (8) months following the Effective Date (i.e., by September 21, 2005,) (the "GI Start Date"); provided, however, that the GI Start Date shall be extended to the extent delays occur due to factors that UP determines are beyond the reasonable control of CXT (e.g., without limitation, an event of force majeure affecting CXT, the discovery or appearance of an environmental condition at the GI Plant predating the Effective Date that delays CXT's operations, a delay in any necessary permitting process not occasioned by the unreasonable act or omission of CXT, any delay in delivery of New Technology equipment not occasioned by the unreasonable act or omission of
CXT), which determination shall not be unreasonably withheld; and provided further that CXT shall have a maximum of sixty (60) days following the GI Start Date to attain full production capacity at the GI Plant. To achieve the GI Start Date within the timeframe set forth in this paragraph, CXT further agrees to use and follow best practices project management techniques, including, without limitation, undertaking concurrently individual tasks required for the completion thereof. In addition, attached to this Agreement as Exhibit D is a detailed construction schedule for the GI Plant mutually agreed upon by the parties (the "GI Plant Construction Schedule"). Every two (2) weeks during construction of the GI Plant CXT will submit to UP reports on the progress of the construction of the GI Plant relative to the GI Plant Construction Schedule. If any failure by CXT to comply with this paragraph results in its Production of Ties in an amount less than that required by this Agreement, UP may, in a manner consistent with its obligation to mitigate damages and as its exclusive remedy for such failure to Produce, purchase Cover Ties in an amount equal to the lesser of its actual then current needs, as reasonably determined by UP, or the amount CXT was obligated to have Produced, and (a) shall be reimbursed by CXT for the Cover Tie Cost Differential related to such purchases, and (b) such Cover Ties shall count toward the applicable per Plant Annual Minimum; provided, however, there shall be no reimbursement of the Cover Tie Cost Differential unless UP has complied with the provisions of Section 2.6, below, as they relate to the delivery of purchase orders for the period of such Cover Tie purchases.

The updated GI Plant will be sized to Produce approximately 375,000 Ties per year (31,250 Ties per month), on three production lines, assuming 350 days per year of production. CXT may expand this Production to approximately 500,000 Ties per year (41,667 Ties per month) by adding a fourth line, if UP and CXT reach agreement upon UP's purchase of quantities of Ties


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
Produced at the GI Plant in addition to the GI Plant Per Plan Annual Minimum. Prior to the shutdown of the GI Plant for installation of the New Technology, CXT will Produce Ties at the GI Plant at a rate of 24,000 Ties per month. To provide a "seamless" supply of Ties to UP notwithstanding (x) the fact that the New Technology may not be at full capacity at the GI Plant until ten (10) months, subject to extension as provided above, following the Effective Date (i.e., November 21, 2005, subject to extension), and (y) that it is anticipated that the GI Plant will be shut down for approximately two (2) months during the installation of the New Technology and during the period January 1, 2005 through May 31, 2005, CXT will Produce 48,000 Ties at CXT's plant in Spokane, WA (the "Spokane Plant") and ship such Ties to UP fob the GI Plant at the GI Purchase Price. CXT may supply a portion of such Ties from the GI Plant, in excess of CXT's Production commitment of 24, 000 Ties per month at the GI Plant prior to the GI Plant shutdown. UP shall have no responsibility under this Agreement for loss of or damage to Ties during transit from the Spokane Plant to the GI Plant as described above in this Section 2.3.

Section 2.4 Purchase Prices. The purchase prices for the Standard Ties (503-1732 ties with AirBoss 2001 shoulders) are set forth below by Plant (the "GI Standard Tie Prices" and the "Tucson Standard Tie Prices," respectively, and, collectively, the "Standard Tie Prices"). Prices for new designs of Standard Ties (for example, new fastening system or new design requirements) must be mutually agreed upon by the Parties. The initial (i.e., 2004) Purchase Price for 2005 Safelok III - UP Item #503-1736 - is that amount equal to the Standard Tie Price less the cost of AirBoss 2001 shoulders, with UP providing the shoulders to CXT, FOB Plant, free of charge, provided that UP has proper advance notification of which CXT Plant will be producing the ties. The Producer Price Index will be applied to it and to other Purchase Prices beginning January 1, 2005, as provided in Subsection 2.4(f), below. The purchase prices for Special Ties are set forth in Exhibit E (the "Special Tie Prices") (the Standard Tie Prices and the Special Tie Prices are referred to hereinafter collectively as the "Purchase Prices"). The Purchase Prices are FOB the respective Plant. The Purchase Prices do not, however, include on-line transportation costs for Produced Ties (as opposed to materials and components used in the production of Ties and as opposed to the Safelok III Ties to be produced in 2005 by the Spokane Plant to "seamlessly" cover the anticipated Grand Island production shortage during the installation of New Technology as described in Section 2.3, above), it being understood and agreed between the Parties that UP shall be solely responsible for the transportation of the Ties to project job sites. The Purchase Prices are subject to reduction in accordance with the provisions of Subsection 2.8, below. In addition to the specified Purchase Prices, UP shall be responsible for and pay all applicable federal, state, and local taxes thereon, except taxes based upon CXT's gross income. The charges for additional services for Standard Ties (the "Additional Services") are set forth below.

(a) GI Standard Tie Prices: The GI Standard Tie Prices for Ties Produced at the GI Plant during 2005 are the amounts set forth, adjusted pursuant to
     Section 2.4(f), below:


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

                                                                                                                      500,000+
  100,000 (minimum)-    200,000-249,999    250,000-299,999    300,000-349,999    350,000-399,999    400,000-499,999     Ties
199,999 Ties Produced         Ties               Ties               Ties               Ties              Ties         Produced
       per Year        Produced per Year  Produced per Year  Produced per Year  Produced per Year  Produced per Year  per Year
---------------------  -----------------  -----------------  -----------------  -----------------  -----------------  --------
           *                   *                  *                  *                  *                  *              *

(b) Tucson Standard Tie Prices: The Tucson Standard Tie Prices for Ties Produced at the Tucson Plant during 2005 are the amounts set forth below, adjusted pursuant to Section 2.4(f), below:

100,000 (minimum)-199,999   200,000-299,999 Ties   300,000-399,999 Ties   400,000-499,999 Ties      500,000+Ties
  Ties Produced per Year      Produced per Year      Produced per Year      Produced per Year    Produced per Year
-------------------------   --------------------   --------------------   --------------------   -----------------
            *                         *                      *                      *                    *

(c) Charges for Additional Services (Loading, Fastening Component, Fastening Component Handling). The per Tie charges for Additional Services (the "Additional Services Charges") performed during 2005 at either Plant are the amounts set forth below, adjusted pursuant to Section 2.4(f), below:

Fastening Component Installation (pads, clips, and insulators)   *
Fastening Component Handling (if purchased by UPRR)              *
Loading of CXT Ties onto UPRR supplied Concrete Tie Cars         *

     UP will provide all necessary fastening components to CXT, FOB Plant, free of charge. UP will purchase all fastening components (including shoulders, if applicable) on a schedule that will not adversely impact CXT's Production of Ties. CXT will be responsible for providing material releases in a manner that ensures an adequate inventory for CXT Production.

(d) Storage at GI and Tucson Plants. CXT will not charge UP for storage of Ties or re-hab wood ties at the Plants.

----------
* Indicates the location of confidential data which has been omitted and filed separately with the Securities and Exchange Commission.

(e) Dunnage. CXT will provide dunnage (as specified by UP) for which UP is otherwise responsible under the provisions set forth below. If CXT provides dunnage, UP will reimburse CXT for CXT's actual incremental cost thereof. All invoices for such dunnage (1) shall reflect all items or factors that affect the total cost, including, but not limited to, discounts, rebates, and freight costs, and (2) shall be documented, presented and paid following the same schedule as that established for the payment of the Purchase Prices and the Additional Services Charges in Section 2.5, below.

(f) Adjustment of Purchase Prices and Additional Service Charges. Beginning January 1, 2005, and on each January 1 during the term thereafter, the Purchase Prices and the Additional Service Charges will be adjusted (increased or decreased) by multiplying those then in effect by an adjustment factor (the "Annual Adjustment Factor") equal to the annual percentage change in the specified Producer Price Indices, measured to the November preceding the January 1 adjustment date from the preceding November, according to the following formula:

          1+[0.30(PPI-Steel-WPU1017)+0.35(0.50(PPI-Cement-WPU1322)+0.35(0.50(PPI
          - Aggregates-WPU1321)

     Exhibit F sets forth a further description of the Annual Adjustment Factor and provides a hypothetical example of its application.

     If information required for computation of the Annual Adjustment Factor is not available on or before any January 1, prices in effect during the prior Program Year shall be paid until such information is available. Any additional amounts due from one Party to the other for the current Program Year as a result of any increase or decrease based upon the Annual Adjustment Factor shall be promptly computed and paid after the required information becomes available.

     All percent changes will be rounded to the nearest tenth of a percent and all dollar amounts will be rounded to the nearest whole cent, using the rounding rule that any fraction less than one-half will be dropped, while any fraction equal to or greater than one-half will be increased to the next higher value.

Section 2.5 Payment Terms. On the first (1st) day of each calendar month during the term of this Agreement, CXT shall invoice UP for all Ties Produced and all Additional Services provided from the sixteenth (16th) day of the previous month through the last day of the previous month. On the sixteenth (16th) day of each calendar month during the term of this Agreement, CXT shall invoice UP for all Ties Produced and Additional Services provided during the period from the first
(1st) day through the fifteenth (15th) day of that calendar month. The undisputed amount of any such invoice shall be paid to CXT within ten (10) days following the date of receipt in Omaha. All such invoices shall be transmitted to UP via Electronic Data Interchange (EDI) system. Title to and ownership of Ties shall pass from CXT to UP upon UP's payment of the applicable invoice pursuant to this Agreement.

Section 2.6 Purchase Orders: No less than thirty (30) days prior to the start of each quarter of each Program Year UP will provide to CXT purchase orders for each of the Plants for each month of such quarter. Though UP will make a good faith effort to timely provide purchase orders to CXT, CXT acknowledges and agrees that there may be circumstances that dictate UP's delivery of a purchase order(s) less than thirty (30) days prior to the beginning of the applicable quarter. Unless previously agreed to in writing between the Parties, any terms of such purchase orders that contradict the terms of this Agreement or impose additional obligations or liabilities on CXT shall be of no force or effect. Unless previously agreed to by CXT in writing, UP may not issue a monthly purchase order for Ties in an amount in excess of the applicable monthly Production amount set forth in Section 2.3, above. Unless previously agreed to by UP in writing, CXT may not invoice UP for a number of Ties Produced during any month which differs (either more or less than) the number of Ties shown on the purchase order applicable to such month.

Section 2.7 Tie Specifications. All Ties shall be manufactured to the Specifications in effect at the time of their manufacture. Upon any revision to the Specifications (e.g., Tie design, component usage, materials, etc.), which may be made only by UP, the Parties shall simultaneously in writing determine the price adjustments, if any, for such change, and the purchase price payable hereunder as a result thereof. UP's Supply and Methods & Research Department shall be notified in writing of any CXT originated sourcing changes for key materials/components.

Section 2.8 Loading at CXT Plants. As a general rule, Ties Produced shall be loaded by CXT on UP Concrete Tie Cars at the Plant(s), as applicable, at a rate of sixty (60) Concrete Tie Car loads of Ties loaded within twenty-four (24) hours after arrival of the Concrete Tie Cars on which they are to be loaded, seven (7) days a week (includes holidays and weekends), fifty-two (52) weeks a year; provided, however, that unless otherwise agreed to by the parties, no Ties shall be loaded on UP Concrete Tie Cars until the Purchase Price for such Ties has been paid by UP. UP will, if possible, provide a minimum of forty-eight (48) hours' notice that a unit train of Concrete Tie Cars is inbound for loading. CXT shall not be required to provide intra-Plant switching or car movements as part of the normal operations of the Wood Tie Re-hab Contractor. The following intra-Plant switching will be performed by CXT at its sole cost and expense: (a) switching required by CXT in its operations; (b) removal of bad ordered railcars from consists as empty railcars are switched; (c) placement of repaired bad ordered railcars in consists; and (d) switching of railcars containing wood products for unloading upon the arrival of the train in which they are located if UP is unable to do so upon train arrival because other railcars prevent UP from spotting such cars, the number of such railcars is greater than the number the Plant is designed to handle at the wood tie unloading area, or any other reason that prevents the Wood Tie Re-hab Contractor from having necessary access to the inbound railcars. The Wood Tie Re-hab Contractor will unload any wood products arriving by train within ten (10) hours of the train's arrival at the Plant. CXT will load Ties on any train unloaded by the Wood Tie Re-hab Contractor within fourteen (14) hours of the time unloading of such train was completed.

To permit unloading of wood products by train at night, CXT will provide lighting of the Plants' yards consistent with a lighting plan for each Plant approved by UP. The cost of the total amount required to implement such lighting plans at both Plants (the "Lighting Plan Total Cost") shall be allocated between the parties as follows: CXT shall initially pay one hundred percent (100%) of the Lighting Plan Total Cost. CXT shall impose, and UP shall pay, a surcharge of $1.00 per Tie on each Tie purchased by UP pursuant to this Agreement until the total of such surcharges so received by CXT is equal in amount to the Lighting Plan Total Cost. In addition, there shall be a reduction of $.50 per Tie in the Purchase Price for each Tie in excess of 400,000 Ties/ties purchased by UP or by a third party during the term of this Agreement; provided, however, that the total amount of such reduction in the Purchase Prices during the term of this Agreement shall not exceed the fifty percent (50%) of the Lighting Plan Total Cost.

Risk of loss of Ties shall be allocated as follows: (a) CXT shall bear the risk of loss until the Ties have been paid for by UP or are loaded onto Concrete Tie Cars per UP instructions, whichever is earlier, and (b) UP shall bear the risk of loss following the time the Ties have been paid for by UP or have been loaded onto Concrete Tie Cars per UP instructions, whichever is earlier; provided, however, that CXT shall retain responsibility under this Agreement for Ties in transit from the Spokane Plant to the GI Plant pursuant to Section 2.3, above. CXT shall retain custodial responsibility for Ties stored at the Plants, i.e., CXT shall have responsibility for safe warehousing, storage damage, handling damage, and for the theft of Ties Produced and stored at the Plants until they are loaded onto Concrete Tie Cars. Other than that they be stored in a secure, safe, and accessible area at a Plant, CXT bears no responsibility for wood ties.

Section 2.9: The UP lease rate of the Tucson facility shall be $16,080.00 per year. The annual lease rate of the Grand Island facility shall be $16,536.00 per year. The parties shall promptly execute Related Agreements with terms and conditions consistent with this Agreement's language and purposes.

UP immediately shall remove all lessees and/or other occupants from the Tucson Plant site, other than the Wood Tie Re-hab Contractor. CXT shall be responsible, at its sole cost and expense, for construction of plant structures and improvements required for the Production and storage of Ties at each Plant. UP will provide all necessary utilities to the property (lease) line of each Plant. At each Plant site CXT will provide level land suitable for material storage and rail sidings for the use of the Wood Tie Re-hab Contractor. Pursuant to the Industry Track Agreement, UP will provide track material (to consist solely of ballast, OTM, ties, turnouts and rail) for a nominal fee of $1. This material will be used for construction of the trackage at the Plants pursuant to UP-approved track drawings. CXT will provide, at its sole cost and expense, the labor to construct the trackage, subject, as track and yard designs evolve, to the reconciliation of any differences between the final plans and the track drawings submitted with CXT's April 7, 2004 proposal to UP. At the end of the Lease for each Plant, (a) track materials at the applicable Plant will revert to UP for $1 on an "as is where-is" basis, and (b) CXT shall be responsible for proper closure of the Plant under applicable laws and regulations existing at the time of the closure and return of the Plant property substantially to its original condition on the date CXT first took possession, ordinary wear and tear excepted. Within ninety (90) days following the termination of this Agreement as to a Plant CXT shall remove the Batch Plant, the New Technology equipment, non-UP inventory, raw materials, the grantry crane and associated rail, and office equipment and rail from the premises of such Plant, leaving structures, foundations and similar improvements; provided, however, that the foregoing removal obligations of CXT shall not apply to any item or material owned or placed at a Plant by the Wood Tie Re-hab Contractor.

Section 2.10: Wood Tie Rehabilitation. UP and the Wood Tie Re-hab Contractor are responsible for the offloading and rehabilitation of wood ties and CXT shall have no responsibility or liability associated with or arising from such activities. The Wood Tie Re-hab Contractor shall off-load wood ties from Concrete Tie Cars and process wood ties and OTM at the direction of UP. CXT agrees to provide a suitable area at each Plant where the Wood Tie Re-hab Contractor may maintain wood ties stored at the Plant. CXT agrees to provide the area at each Plant where wood ties are stored with such reasonable protection against fire, flood and theft as is customary for similar facilities and commensurate with the values involved. UP shall direct the Wood Tie Re-hab Contractor not to interfere with CXT's operations. CXT shall not interfere with the operations of the Wood Tie Re-hab Contractor.

Section 2.11 Warranty; Limitation of Remedies. CXT warrants that all Standard Ties sold by it to UP under this Agreement will conform to the Specifications, as they may be revised from time to time as provided herein, and be free from any material defects in workmanship. For each Standard Tie that fails to conform with the Specifications or otherwise contains a material defect in workmanship, as UP's exclusive (except as otherwise provided below) remedy CXT will, free of charge replace such Tie (FOB plant) with one and one half (1.5) Ties that have been confirmed to meet the Specifications and/or correct such defect; provided, however, that CXT is given written notice (email or letter) of such failure to conform or defect in workmanship not more than five (5) years after the Tie was Produced, and is given the opportunity to inspect such Tie. For example, if 300 Ties fail to conform to the Specifications, CXT will, free of charge (but including neither shipping by truck nor reimbursement of UP's cost to install), replace such 300 nonconforming Ties (FOB Plant) with 450 Ties conforming to the Specifications. Notwithstanding the foregoing provisions of this paragraph, any failure by CXT to deliver Standard Ties hereunder that conform to the Specifications or that are otherwise free from material defects in workmanship that rises to the level of a Material Breach shall give UP the option to (a) terminate this Agreement after notice pursuant to Section 2.2, above, and upon expiration of the applicable Material Breach Cure Period without cure of the Material Breach, and (b) purchase Cover Ties during the applicable Material Breach Cure Period in an amount not exceeding the lesser of its then current needs, as reasonably determined by UP, or the amount CXT was obligated to have Produced and be reimbursed the Cover Tie Cost Differential.

CXT warrants that all Special Ties will comply with all specifications applicable to them agreed upon by the parties and that they will be free from any material defects in workmanship; provided, however, that no warranty is given with respect to Grade 2 ties. For each Special Tie that fails to conform with the specifications applicable to it or otherwise contains a material defect in workmanship, as UP's exclusive (except as otherwise provided below) remedy CXT will, free of charge replace such Special Tie (FOB Plant) with one and one half (1.5) Special Ties that have been confirmed to meet such specifications and/or correct such defect; provided, however, that CXT is given written notice (email or letter) of such failure to conform or defect in workmanship not more than five (5) years after the Special Ties was Produced, and is given the opportunity to inspect such Tie. Notwithstanding the foregoing provisions of this paragraph, any failure of CXT to deliver Special Ties hereunder that conform to the applicable specifications or that are otherwise free from material defects in workmanship that rises to the level of a Material Breach shall give UP the option to (a) terminate this Agreement after notice pursuant to Section 2.2, above, and upon expiration of the applicable Material Breach Cure Period without cure of the Material Breach, and (b) purchase Cover Ties during the applicable Material Breach Cure Period in an amount not exceeding the lesser of its then current needs, as reasonably determined by UP, or the amount CXT was obligated to have Produced, and be reimbursed the Cover Tie Cost Differential.

These warranties shall not apply to any Ties that: (a) have been repaired or altered, without CXT's written consent, in such a way as to affect the stability or reliability thereof; (b) have been subject to misuse, negligence, or accident; or (c) have been improperly maintained, or used contrary to the Specifications for which such Ties were produced.

The warranty set forth above is in lieu of all other warranties, expressed or implied. All other warranties are hereby disclaimed. CXT makes no other warranty, express or implied, including, without limitation, any warranty of merchantability or fitness for a particular purpose or use. In no event shall either Party be subject to or liable for any incidental or consequential damages of the other.

Section 2.12 Indemnification; Environmental Concerns; Insurance.

A. CXT, at CXT's expense, shall promptly comply with all present and future federal, state or local laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, affecting or applicable to either of the Plants, including, but not limited to the applicable requirements of the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., as heretofore or hereafter amended, and the regulations heretofore or hereafter promulgated pursuant to such Act (collectively "CERCLA"), the Clean Water Act ("CWA") and other laws or regulations that govern the cleanliness, safety, occupancy and use of the same. If any governmental license(s) or permit(s) shall be required for the proper and lawful conduct of CXT's business or other activity carried on from either Plant, then CXT, at its sole expense, shall duly procure and thereafter maintain such license(s) or permit(s) and submit the same for inspection by UPRR prior to the date on which CXT commences operations at such Plant pursuant to this Agreement and thereafter upon UP's request therefor. Under no circumstances shall CXT be liable for any Environmental Condition at a Plant to the extent it existed prior to CXT's activities at such Plant.

     CXT shall be responsible for all liabilities, costs, damages, and expenses ("Loss/Damage") arising in connection with its operations at each Plant, including, without limitation, complying with Environmental Laws, including but not limited to, compliance in the handling, treating, storage and disposal of Hazardous Materials (each, an "Environmental Condition") at either Plant to the extent resulting from any activity of CXT, its officers, employees, or agents, whether undertaken in connection with this Agreement or otherwise. UP shall be responsible for Loss/Damage arising in connection with any Environmental Condition at either Plant to the extent not resulting from any activity of CXT, its officers, employees, or agents. CXT shall not be responsible for any Loss/Damage arising in connection with any Environmental Condition resulting from the activities of the Wood Tie Re-hab Contractor at either Plant; any such Loss/Damage shall be allocated pursuant to agreement between UP and the Wood Tie Re-hab Contractor.

     Nothing contained herein shall be construed or interpreted as making UP an owner, operator, generator, arranger or a transporter of any Hazardous Materials or an operator of a treatment, storage or disposal facility pursuant to the provisions of CERCLA, RCRA, or any other federal, state or local laws, statutes, rules and regulations governing the generation, treatment, storage and disposal of Hazardous Materials and non-Hazardous Materials, except with respect to Loss/Damage it has assumed pursuant to the immediately preceding paragraph.

     If, based on the operations of CXT at either Plant, UP shall be interpreted to be an owner, operator, generator or a transporter of Hazardous Materials or a generator, arranger or operator of a treatment, storage or disposal facility under RCRA, CERCLA or any state statute governing the treatment, storage and disposal of Hazardous Materials, CXT agrees to indemnify, hold harmless and defend UP from and against any and all Loss/Damage resulting from such an interpretation.

     CXT shall protect, defend, indemnify and hold harmless UP and any parent, subsidiary or affiliate of UP, the officers, directors, shareholders and employees of UP and any such parent, subsidiary or affiliate of UP, and the successors and assigns of any of the foregoing from and against any and liabilities, losses, damages, claims, demands, causes of action, costs and expenses, fines and penalties, of whatsoever nature (including, without limitation, court costs and reasonable attorneys' fees and the cost and expense of cleaning, restoration, containment, remediation, decontamination, removal, investigation, monitoring or closure), arising out of or resulting from (a) any Environmental Condition, or any federal, state or local law, ordinance, rule or regulation applicable thereto, including, without limitation, RCRA or CERCLA, for which CXT is allocated responsibility pursuant to this Section 2.12, (b) the use by CXT of Hazardous Materials at either Plant for any purpose regardless of UP's consent to such use, and (c) any Hazardous Materials which otherwise first become present in, on or under either Plant as a result of any acts of CXT.

B. UP agrees to indemnify CXT against all loss resulting from personal injury to the extent proximately caused by the active negligence of UP, its agents, employees or others entering either of the Plants for or on behalf of UP. CXT agrees to indemnify UP against all loss resulting from personal injury incident to the Production of Ties and/or CXT's operation of the Plants, except to the extent otherwise provided in the preceding sentence of this Section 2.12.B.

C. CXT shall, at its sole cost and expense, procure and maintain during the term of this Agreement insurance coverage as set forth in Exhibit G, attached hereto and by this reference incorporated herein.

Section 2.13 Audits. UP may audit CXT's records relating to the Transaction during normal business hours. UP shall preserve and protect the confidentiality of all information obtained during any such audit.

                                    SECTION 3
                               GENERAL PROVISIONS

Section 3.1 Amendments or Supplements. No amendment or modification of this Agreement or of any term or condition hereof shall be valid or effective unless in writing and executed by the Parties. This Agreement may be supplemented only by written documents executed by the Parties, and it shall not be qualified, modified or supplemented by any preliminary negotiations, course of dealing, usage of trade or course of performance.

Section 3.2 Assignments. No assignment or assumption of any obligation hereunder shall relieve either Party from liability for any obligation hereunder.

Section 3.3 Legal Expenses. Each of the Parties shall bear its own Legal Expenses relating to negotiation and preparation of this Agreement and/or to the Transaction. If either Party is in default of any material provision of this Agreement, the Party which is not in default shall have the right, at the expense of the Party which is in default, to retain an attorney(s) to make any demand, enforce any remedy, or otherwise protect or enforce the rights of the Party which is not in default under this Agreement. The Party which is in default shall pay all reasonable Legal Expenses (including but not limited to Legal Expenses incurred in any Legal Action) so incurred by the Party which is not in default, and the failure of the Party which is in default to promptly pay the same shall in itself constitute a further and additional default hereunder. All reimbursements required by this Section shall be due and payable on demand, and may be offset against any sum owed to the Party so liable.

Section 3.4 Execution of Documents. Each of the Parties agrees promptly to execute all documents necessary to implement the provisions of this Agreement.

Section 3.5 Merger. This Agreement and the Related Agreements express the full and final purpose and agreement of the Parties relating to the Transaction. There are no oral agreements which modify, qualify, supplement or offset any of the provisions of this Agreement.

Section 3.6 Notices. Any Notice transmitted by Party to any other Party may be hand-delivered to such Party, personally, or mailed by certified or registered mail, return receipt requested, deposited in the United States mail to the mailing address of such other Party set forth below, or such other place as either Party may hereafter designate by notice to the other Party. All notices shall be deemed sufficiently given and served for all purposes if so hand-delivered or if so mailed.

Section 3.7 Relationship of Parties; No Third Party Beneficiaries. Any intention to create a joint venture or partnership relation between the Parties is hereby expressly disclaimed, and neither Party shall have the right to bind the other. There are no third party beneficiaries to this Agreement.

Section 3.8 Remedies Cumulative. All remedies provided for in this Agreement are distinct and cumulative to any other right or remedy afforded by law or equity and, to the extent permitted by law, may be exercised concurrently, independently, or successively. An action may be maintained to enforce such remedies in the alternative.

Section 3.9 Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and assigns.

Section 3.10 Union Pacific Railroad Representative. UP shall have the right, through any UP Representative, (a) to reject, prior to shipment from a Plant, any Ties not meeting the Specifications; (b) of reasonable access to the Plants during normal business hours; (c) to inspect and test the Ties at the Plants and
(d) to inspect the handling of Ties, including the equipment for testing the strength of the Ties. The UP Representatives have the authority to accept or reject Ties in a timely manner and to otherwise act on behalf of UP in all matters pertaining to this Agreement. CXT shall, without cost to UP, furnish any UP Representatives with reasonable access to suitable office space and a telephone at the Plants.

Section 3.11 Force Majeure. Should performance by either party of its obligations hereunder be delayed due to causes beyond the reasonable control of such party including, but not limited to: acts of God; acts of any government or political subdivision; fire, flood, explosion or other catastrophe; epidemic; quarantine restriction; acts of a public enemy; any strike, slowdown or labor shortage of any kind (collectively and individually, an "Event of Force Majeure"); and provided the party so delayed promptly notifies the other party thereof in writing, the time allowed for performance by the delayed party will be extended by a period of time equal to the period of delay; provided, however, that the occurrence/existence of an Event of Force Majeure shall not excuse CXT from (a) its obligations under Section 2.3, above, to meet the Tucson Plant Construction Schedule and the GI Plant Construction Schedule, or (b) its liabilities for failing to meet such obligations, except in either case as otherwise expressly provided in Section 2.3.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.


Mailing Address:                        UNION PACIFIC RAILROAD COMPANY,
                                        a Delaware corporation


1400 Douglas St, Mail Stop 0780         By: /s/ Thomas M. Holmes
Omaha, NE 68179                             ------------------------------------
ATTN: General Director-Purchasing       Title: General Director-Purchasing


Mailing Address:                        CXT INCORPORATED,
                                        a Delaware corporation


N 2420 Pioneer Lane                     By /s/ S L Hasselbusch  1/26/05
Spokane, WA 99216                          -------------------------------------
ATTN: President                         Title: Chief Executive Officer

                                    EXHIBIT A
                                       TO
                                    AGREEMENT

[Real estate descriptions.]

                                    EXHIBIT B
                                       TO
                                    AGREEMENT

[Specifications.]

                              (UNION PACIFIC LOGO)

                         UNION PACIFIC RAILROAD COMPANY

                           CONCRETE TIE SPECIFICATION

                                 SEPTEMBER 2003

1.   SCOPE

     This specification is for the manufacture, testing, quality, shipping, and handling of monoblock, pretensioned, prestressed concrete ties for the Union Pacific Railroad. This specification is based on recommendations, practices, and specifications laid out by Chapter 30 of the AREMA Manual; however, numerous modifications have been made throughout.

     An elastic fastening system with cast in shoulder will be used. Shoulder type will be as determined by the Engineer.

2.   DEFINITIONS

     Where current specifications or recommended practices of other technical societies, such as the American Society for Testing and Materials (ASTM) or the American Concrete Institute (ACI), are appropriate, they are made part of this specification by reference.

     The following definitions are applicable to this specification:

     2.1 The word "Engineer" shall mean the Vice President - Engineering, Union Pacific Railroad Company, or duly-authorized representative.

     2.2 The word "Inspector" shall the duly-authorized Engineer's representative.

     2.3  The word "Manufacturer" shall mean the manufacturer of concrete ties.

     2.4 The word "Supplier" shall mean a supplier of materials or components for use in the concrete ties.

     2.5 The word "Source" shall mean a plant where a material or component used in the concrete ties is produced. For aggregates, the word "Source" shall mean the strata or quarry face from which it is obtained.

     2.6 The words "Outside Testing Laboratory" shall mean a testing laboratory, independent of the manufacturer, which conforms with ASTM E329 and is approved by the Engineer.

                                        Supply Department

                                        UNION PACIFIC RAILROAD
                                        14J6 Dodge Street, Omaha, NE 68179

     2.7 The word "Crosstie" shall mean a transverse component of a track system whose functions are the control of track gage and the transmitting of rail loads to ballast.

     2.8 The word "Fastening" shall mean a component, or group of components, of a track system which affixes the rail to the crossties.

     2.9  The words "Flexure Strength" shall mean resistance to bending.

     2.10 The word "Insert" shall mean a device for securing an assembly and/or the rail to the tie. It may be encased in the tie at the time of manufacture or placed in a cored, cast, or drilled hole in the tie.

     2.11 The words "Lateral Load" shall mean a load or component of a load at the gauge corner of the rail parallel to the longitudinal axis of the tie and perpendicular to the rail.

     2.12 The words "Longitudinal Load" shall mean a load along the longitudinal axis of a rail.

     2.13 The words "Negative Bending" shall mean bending that produces tension or reduces compression in the top surface of the tie.

     2.14 The words "Positive Bending" shall mean the bending that produces tension or reduces compression in the bottom surface of the tie.

     2.15 The word "Wire" shall mean a prestressing tendon designed to precompress the concrete.

     2.16 The words "Prestressed Tie" shall mean a tie utilizing precompressed concrete and prestressing tendons.

     2.17 The word "Form" shall mean a battery form, one tie long, with 5 to 8 cavities in which ties are cast upside down.

     2.18 The word "Bed" shall mean a prestressing bed with forms placed end to end. Each bed is only one form wide.

     2.18 The word "Pretensioned" shall mean tensioning prestressing tendons prior to placing concrete.

     2.19 The words "Long Line Process" shall mean ties being made on a bed with at least forty-five forms end to end.


UPRR Concrete Tie Specification    Page 2/18                      September 2003

3.   QUALIFICATIONS OF MANUFACTURER

     3.1 The manufacturer shall have experience, in a fixed location, of the large-scale manufacture of pretensioned, prestressed concrete products. The manufacturer's existing plants in the USA shall be certified under the PCI plant certification program and ISO 9001:2000. If the manufacturer's existing plants are outside of the USA, they shall be certified by equivalent National Certification Organizations for that country.

     3.2 The manufacturer shall show, to the satisfaction of the Engineer, that he has, or can obtain, the necessary and proper equipment, tools, facilities and means, and that he has the experience, ability and financial resources to perform the work within the time specified and to the quality standards required.

     3.3 Ties shall be manufactured by using the pretensioned, prestressed, long-line process.

4.   REFERENCED STANDARDS

     Materials and test procedures shall conform with the published requirements of the various societies or institutes as stated in this specification. The current edition of each standard shall be used.

     ASTM C33      Concrete Aggregates

     ASTM C39      Method of Test for Compressive Strength of Cylindrical
                   Concrete Specimens

     ASTM C70      Test Method for Surface Moisture in Fine Aggregates

     ASTM C109     Test Method for Compressive Strength of Hydraulic Cement

     ASTM C114     Methods for Chemical Analysis of Hydraulic Cement

     ASTM C131     Standard Test Method for Resistance to Degradation of
                   Small-Size Coarse Aggregate by Abrasion and Impact in the Los
                   Angeles Machine

     ASTM C136     Test Method for Sieve or Screen Analysis of Fine and Coarse
                   Aggregates

     ASTM C143     Method of Test for Slump of Portland Cement Concrete

     ASTM C150     Standard Specification of Portland Cement

     ASTM C172     Sampling Fresh Concrete

     ASTM C191     Test Method for Time of Setting of Hydraulic Cement by Vicat
                   Needle

     ASTM C192     Method of Making and Curing Concrete Test Specimens in the
                   Laboratory

     ASTM C204     Test Method for Fineness of Portland Cement by Air
                   Permeability Apparatus


UPRR Concrete Tie Specification    Page 3/18                      September 2003

     ASTM C227     Potential Alkali Reactivity of Cement Aggregate Combinations
                   (Mortar - Bar Test)

     ASTM C231     Test Method for Air Content of Freshly Mixed Concrete by the
                   Pressure Method

     ASTM C260     Air Entraining Admixtures for Concrete

     ASTM C295     Recommended Practice for Petrographic Examination of
                   Aggregates for Concrete

     ASTM C359     Test Method for Early Stiffening of Portland Cement (Mortar
                   Method)

     ASTM C403     Time of Setting of Concrete Mixtures by Penetration
                   Resistance

     ASTM C430     Test Method for Fineness of Hydraulic Cement by the No. 325
                   Sieve

     ASTM C457     Practice for Microscopical Determination of Air Void Content
                   and Parameters of the Air Void System in Hardened Concrete

     ASTM C494     Chemical Admixtures for Concrete

     ASTM C586     Potential Alkali Reactivity of Carbonate Rocks for Concrete
                   Aggregate (Rock Cylinder Method)

     ASTM C617     Capping Cylinder Concrete Specimens

     ASTM C666     Test Method for Resistance of Concrete to Rapid Freezing and
                   Thawing

     ASTM C779     Test Method for Abrasion Resistance of Horizontal Concrete
                   Surfaces

     ASTM C1231    Use of Unbonded Caps in Determination of Compressive Strength
                   of Hardened Concrete Cylinders

     ASTM C5329    Recommended Practice for Inspection and Testing Agencies far
                   Concrete, Steel and Bituminous Materials used in Construction

     ASTM A536     Ductile Iron Castings

     ASTM A 881    Steel Wire, Deformed, Stress-relieved or Low Relaxation for
                   Prestressed Concrete Railroad Ties

     ASTM A886     Steel Strand, Indented, Seve-Wire Stress-Relieved for
                   Prestressed Concrete

     ACI 211.1     Recommended Practice for Selecting Proportions for Normal and
                   Heavyweight Concrete.

     ACI 214       Recommended Practice for Evaluation of Strength Tests for
                   Concrete

     ACI 301       Structural Concrete for Building

     ACI 318       Building Code Requirements for Reinforced Concrete

     PCI MNL 116   Quality Control for Plants and Production of Precast
                   Prestressed Concrete Products


UPRR Concrete Tie Specification    Page 4/18                      September 2003

5.   MATERIALS

     5.1  General

          The Manufacturer shall only use materials from sources approved by the Engineer.

     5.2  Concrete

          5.2.1 Batching and Mixing

               Aggregates and cement shall be measured by weight. The weight of aggregate shall be based on a saturated surface dry condition corrected for free moisture.

               Water shall be measured by weight or volume and admixtures shall be measured by volume.

               Each batch of concrete shall be mixed separately in a pan or counter-flow mixer.

               No water shall be added to concrete after discharge from the mixer.

               The quantity of each material used in each batch of concrete shall be automatically recorded.

          5.2.2 Proportioning

               Mix proportions shall be developed using industry standard methods, such as ACI 309, Section 3.9. The cement content shall be not less than 600 pounds per cubic yard.

          5.2.3 Temperature

               Freshly mixed concrete shall be between 65 and 95 degrees F.

          5.2.4 Curing

               Concrete shall be cured by a method or procedure such as set forth in AREMA Chapter 8, Section 1.17, Part 1.

               a) Immediately after placing and consolidating the concrete, the exposed surface shall be covered with impermeable sheeting or an ASTM C309 compliant curing compound.

               b) Concrete shall not be placed in forms whose temperatures are less than 40 degrees F. Concrete temperature shall not be allowed to fall below 50 degrees F between casting and transfer of prestress.

               c) If heat curing is used, the forms may be preheated to avoid cooling of the concrete after placing but the temperature of concrete shall not rise above 104 degrees F until initial set (ASTM 403) has occurred, nor shall any heat be applied between casting and initial set. The rate of temperature rise in the concrete shall not exceed 36 degrees F


UPRR Concrete Tie Specification     Page 5/18                     September 2003
                    per hour and the maximum concrete temperature shall not exceed 158 degrees F. The heating method used shall be such that all ties in a bed are at a similar temperature.

               d) If an over temperature situation is imminent during the curing process, only Engineer approved cooling methods may be utilized.

               e) During curing, the temperature at the center of the rail seat cross section of one tie in each bed shall be automatically recorded.

               f) If heat curing is used, the manufacturer shall prove to the Engineer that no internal micro cracking is induced.

               g) At least annually, the manufacturer shall complete a test correlating temperature across and down the bed by simultaneously measuring the temperature of all cavities across one form at three or more separate locations evenly spaced down the length of the bed.

          5.2.5 Testing Fresh Concrete

               a) The water-to-cement (w/c) ratio of fresh concrete shall not exceed 0.38 for any batch. Calculation shall be by weight and accounting for all free water available in the mix in accordance with ACI requirements.

               b) When measured in accordance with ASTM C231, the air content of the plastic concrete, when placed in the forms, shall not be less than 4.5% in order to ensure a minimum 3.5% air void content in the hardened concrete for adequate protection against potential freeze-thaw damage.

                    The first batch on any bed shall be tested for air content and if this requires no adjustment to the mix, a further test shall be made after approximately 30 cubic yards have been placed. If the first batch requires adjustment to the mix, each subsequent batch shall be tested until no further adjustment is necessary and then a further batch shall be tested after approximately 30 additional cubic yards have been placed.

          5.2.6 Testing Hardened Concrete

               The minimum compressive strength shall be 4500 psi at transfer of prestress and 7000 psi at 28 days. All compressive strength testing shall be in accordance with ASTM C39 and performed by, or under the direct supervision of, ACI certified technicians.

               Compressive strength shall be determined using 4" X 8" cylinders that are capped in accordance with ASTM C617 or ASTM C1231.

               The cylinders shall all be made in accordance with ASTM C39 from one batch of concrete and the air content shall be measured on that same batch.

               a)   Transfer Strength


UPRR Concrete Tie Specification     Page 6/18                     September 2003

                    Cylinders used to determine transfer strength shall be cured with the ties until detensioning (transfer of prestress) in such a way that the temperature of the cylinders is within +0 -10 degrees F of the temperature of the ties during curing. This shall be achieved by utilizing a computer controlled curing system that is designed to monitor the internal tie temperature and matches cylinder temperatures via computer controlled slave heating elements.

                    A minimum of two cylinders shall be tested for transfer strength prior to release of prestress. If only one cylinder achieves the required transfer strength, an additional set of ties from one form shall be acceptance load tested in accordance with Section 10.2.3.1 and any failed result will require that the entire bed be acceptance load tested. If no transfer cylinders achieve the required transfer strength, the entire bed shall be acceptance load tested. Ties for any beds where there are fewer than two acceptable transfer strength cylinders shall be placed in a designating holding area in the yard, pending 28 day strength results in accordance with 5.2.6.b.

               b)   28 Day Strength

                    The 28 day cylinders shall be cured in accordance with ASTM C192.

                    The strength at 28 days shall be satisfactory if the average of three cylinders meets or exceeds the required minimum and no individual result is less than 10% below the required minimum.

                    Any ties produced with an average 28 day strength between 6500 psi and 7000 psi will be accepted by the Engineer if the following conditions are met:

                    - Quantity of said ties is less than 10% of the total UPRR tie production for that plant for that month.

                    -    Ties otherwise fully comply with these specifications.

                    - The number, unique cast numbers, and flexural strength testing results for said ties are clearly stated in the monthly quality report (Section 10.5.1) to the Engineer.

                    - Manufacturer provide ties, credit, and/or research and development services, as agreed with the Engineer, at a value of 10% of the bare (not including loose components) tie cost charged to the Engineer for said ties.

          5.2.7 Durability

               a) One tie shall be selected at the start of production, once per month during the first twelve months of production, and thereafter every six months, for air void content and durability factor tests by an outside testing laboratory.


UPRR Concrete Tie Specification    Page 7/18                      September 2003

               b) The air void content shall be measured in accordance with ASTM C457 on the top, center and bottom of a cross section slice cut from the rail seat of a tie. The measured air void content shall be not less than 3.5% and the air void spacing factor shall not exceed 0.008".

               c) The durability factor shall be measured in accordance with ASTM C666 procedure A on a minimum of four prisms of concrete taken adjacent to the samples used for tests in
                    Section 5.2.7b. The durability factor shall be not less than 90%.

               d) The frequency of testing for air void content and durability factor shall be increased at the Engineer's request if there is evidence that not all ties satisfy the requirements of 5.2.7b and 5.2.7c.

          5.2.8 Chloride

               The water soluble chloride content of the concrete shall not exceed 0.06% expressed as chloride ion by weight of cement. This shall be measured by an outside testing laboratory on fresh concrete or on individual materials in the mix when mix proportions are developed (see Section 5.2.2) and thereafter, by tests at six month intervals which include materials from all sources in use.

     5.3  Cement

          Cement shall be Portland cement and shall meet the requirements of ASTM C150. Maximum equivalent alkali content shall be 0.60%.

          5.3.1 Cement shall conform to ASTM C150, Type III, low alkali. False set shall be greater than 50% in accordance with ASTM C451.

          5.3.2 Separate random samples of cement shall be taken each day to represent the cement used on each bed. Each sample shall not be less than one (1) cup and shall be clearly identified with the unique bed cast number. Each sample shall be kept in air-tight containers until the corresponding 28 day cylinder tests have been carried out and results accepted by the Engineer.

          5.3.3 Not more than two sources of clinker or ground cement shall be used by the manufacturer during any one month. Cement from each source shall be clearly identified and stored in separate weather tight silos. If two sources of cement are used on one bed, the tests in Section 5.2.5 shall be performed on the first batch of concrete made with each cement and thereafter as required in
               Section 5.2.5. Strength tests as required in 5.2.6.1 shall also be conducted on concrete made with each type of cement.

          5.3.4 Cement mill certificates shall be provided weekly by each supplier, and shall include the results of the following tests on cement delivered during that week:


UPRR Concrete Tie Specification    Page 8/18                      September 2003

               -    Blaine fineness by air permeability (ASTM C204)

               -    False set (ASTM C451)

               -    Setting Time (ASTM C191)

               -    Compressive Strength (ASTM C109) at 1 day, 3 days and 7 days

               - Chemical Analysis (ASTM C114) - including SiO2, Al2O3, Fe2O3, CaO, MgO, SO3, K2O, and Na2O. Also show calculated equivalent alkali, C2S, C3S, C3A, and C4AF

               -    Residue on 325 mesh sieve (ASTM C43O)

          5.3.5 At least once during every six months, a randomly chosen sample of cement from each source used shall be analyzed for alkali content in accordance with ASTM C114 by an approved outside testing laboratory.

     5.4  Aggregates

          5.4.1 Aggregates shall be natural aggregates in accordance with ASTM C33, Class 4S, modified such that abrasion loss, according to C131, is less than or equal to 35%.

          5.4.2 The manufacturer shall provide evidence that concrete containing aggregate from the proposed source with a cement content and alkali burden similar to the job mix, has a satisfactory service history of at least five years. This evidence shall include structures requiring a class 4S aggregate. This section is not intended to preclude the use of a new source of aggregate. New sources will be considered acceptable, pending Manufacturer and Engineer agreement on service acceptability.

          5.4.3 Aggregate shall be in accordance with ASTM C33, gradation number
               67. If the coarse or fine aggregate is supplied in more than one size, each size shall be stored separately.

          5.4.4 Washed aggregate shall be allowed to drain, in stockpiles, before use. All aggregates shall be free from ice when used.

          5.4.5 In addition to the requirements of ASTM C33, the following tests shall be conducted by an outside testing laboratory.

               a) Petrographic examination to ASTM C295. This shall be conducted on each new source (strata or quarry face from which it is obtained).

               b) Each new source of aggregate will be tested to ASTM C-1260. The test may be modified down to a 0.6% alkalinity but no lower. Aggregate must be below 0.10% expansion at the completion of the test.

                    This shall be repeated every six months for each source.

               c) Evaluation of potential alkali carbonate reactivity. Aggregates containing carbonate shall be tested in accordance with ASTM C586 every six months.

               d) The use of any pozzolon to mitigate an aggregate source will not be allowed without the written permission of the Engineer.


UPRR Concrete Tie Specification    Page 9/18                      September 2003

     5.5  Mixing Water

          Mixing water shall meet the requirements of the AREMA Chapter B,
          Section 4.4, Part 1.

     5.6  Admixtures

          5.6.1 Only liquid admixtures shall be used.

          5.6.2 No chloride based admixture shall be used.

          5.6.3 Water reducing admixtures shall only be used with the approval of the Engineer. They shall conform with ASTM C494, Types A, B, D, E, or F.

          5.6.4 ASTM C618 Type F fly ash and/or other mineral admixtures may only be used upon receipt of written approval of the Engineer. Any use of such admixtures shall be as additives to enhance concrete durability and not as direct replacements of cement.

          5.6.5 Air-entraining admixtures shall conform with ASTM C260.

     5.7  Metal Reinforcement

          Metal reinforcement shall be used and placed according to Chapter 30 of the AREMA Manual as it applies to prestressed, pretensioned metal reinforcement.

          5.7.1 Prestressing Wire

               The wire shall be indented, low-relaxation, stress relieved wire complying with ASTM A881. Surface deformations shall comply with ASTM A864.

               All wire shall be thoroughly cleaned of drawing lubricants before shipment. Wire from one source only shall be used on each bed. Wire shall not be contaminated with drawing lubricants, mud, oil grease, or chloride salts or other contaminants. Loose rust shall be removed during stringing and wire pitted due to corrosion shall not be used.

               a)   Pretensioning

                    Any wire contaminated with form release agent during stringing or pretensioning shall be thoroughly removed with a rag prior to casting.

                    Each wire shall be individually tensioned at the dead end of the bed with the same initial force of between 5% and 20% of the final force using a hydraulic jack. The final force shall then be applied by multiple tensioning with hydraulic jacks. The force shall be measured by monitoring hydraulic pressure and set to within 1.5% of the target value and verified by another control method such as wire elongation. The forces measured by the two control methods shall agree within 5%.


UPRR Concrete Tie Specification    Page 10/18                     September 2003

               b)   Detensioning

                    Prestress transfer shall be performed in a controlled manner with hydraulic jacks. The forms shall be free to move and the stress in all wires shall be transferred at the same time and same rate. No wire shell be cut until it is completely detensioned.

                    If any wires break during curing, all ties shall be load tested in Rail Seat Positive in accordance with Section 10.2.3.1, starting with the ties from the form adjacent to the abutment where the wire broke and moving towards the other abutment, when a point on the bed is reached at which all ties from one form pass the test, the remaining ties shall be accepted without further load testing.

     5.8  Iron Shoulders

          5.8.1 Ductile iron shoulders shall be obtained by the Manufacturer and shall conform with ASTM A536 Grade 80-55-06 or 65-45-12. They shall be marked, on non-bearing surfaces above the concrete level, with the Supplier's identification. Shoulder part number and Supplier pattern number shall also be marked on the casting.

               a) The shoulders shall be free from burned-on sand, cracks, cavities, injurious blow holes and other defects. All fins shall be removed from the vertical faces on the head of each shoulder. Fins across the top of the head shall not exceed 1/32 inch and below the head, fins shall not exceed 1/16 inch. At gates, there shall be no cavity in the shoulder more than 1/8 inch below the general surface level.

               b) Go and No Go inspection gauges approved by Engineer shall be used to check that tolerances conform with the iron shoulder drawings. A sampling plan for Acceptable Quality Levels shall be agreed upon between the Manufacturer and the Engineer.

6.   TIE DIMENSIONS, CONFIGURATION AND WEIGHT

     Tie drawings and associated wire pattern shall be as approved by the Engineer.

     6.1  General

          Length: 8'-6" (eight feet, six inches) +/- 1/8"

          Weight: 700 lbs. min.

          Base Width: 11" (eleven inches) +/- 1/4"

          Height, at rail seat: 8-3/4" min. (eight and three-quarters inches) +3/16", -0

          Height, at center of tie: 6-3/4" (six and three - quarters inches) +3/8", -1/8"

          Tie symmetrical about both axis: +/- 1/8"

     6.2  Shoulder Positioning

          Cast in shoulders shall be spaced to provide 56.5 inch track gage using 133 RE rail and assuming the rail and insulator are hard against the field side shoulder. For SAFELOK 38450 or Airboss 2001 - Revision "H" shoulders, the out-to-out dimension has been calculated to be


UPRR Concrete Tie Specification           Page 11/18              September 2003

          66.35 inches and the adjacent to 6.64 inches. This shoulder out-to-out spacing will provide a nominal track gauge of 56.47" for 136 RE rail and 56.44" for 141 AB rail.

          Tolerance on shoulder dimensions shall be +/- 0.0625" for out-to-out and +/- 0.040" for adjacents. See Section 10.4 for more detail.

     6.3  Railseat Cant

          The railseat shall provide for a cant of 1 in 30 down toward centerline of tie +/- 1 in 5 either direction,

     6.4  Railseat Flatness

          The railseat shall be flat to within +/- 0.030" as measured with a six inch rule diagonally across the center of the tie railseat area.

     6.5  Wire Pattern

          The tolerance on wire shall be +/- 1/4". Any single wire may be out of position by more than 1/4" so long as 3/4" minimum cover and electrical requirements are satisfied.

     6.6  Railseat Twist

          Railseat twist or wind, shall be less than 1/16".

7.   SURFACE FINISH, INSPECTION, AND REPAIR

     7.1 Railseat air voids in excess of 1/4" dia. X 1/8" deep are unacceptable. Those smaller may be repaired with high strength epoxy paste.

     7.2 Simple air voids in the side of ties up to 3/8" diameter by 1/4" deep are acceptable as is. Voids larger than 3/8" diameter and 1/4" deep, but less than 1.25 square inches area and 1/2" deep may not exceed 2 per tie and shall be repaired with Dow Corning 790 gray caulking compound, or equivalent. Ties with air voids larger than 1.25 square inches area and 1/2" deep are to be rejected.

     7.3 Handling breaks or end chips must not expose more than 1/2" of reinforcing wire. If two or more wires are exposed, none shall show more than 3/8". Any handling breaks exposing a broken surface greater than 10 square inches shall be repaired in accordance with an Engineer approved procedure.

     7.4 Ties with honeycombing and air voids indicative of poor mixing, vibration, consolidation, etc. cannot be repaired and shall be rejected.

8.   FLEXURAL STRENGTH

     Tie flexural strength shall be 61 kips minimum railseat positive (RS+), 27 kips minimum railseat negative (RS-), and 15 kips minimum center negative (C-), when tested in accordance with AREMA Chapter 30.


UPRR Concrete Tie Specification           Page 12/18              September 2003

9.   LATERAL TIE RESTRAINT

     All ties will require a lateral resistance pattern to be placed on the side of the tie. The Engineer will review for approval the design, but not provide the design of this pattern. The tie must provide a minimum lateral restraint of 3000 pounds force when measured by Single Tie Push Test after 20 MGT of traffic and with an 18" ballast shoulder. Proof of meeting this requirement will be through multiple single tie push tests in a program approved by the Engineer.


UPRR Concrete Tie Specification    Page 13/18                     September 2003

10.  TIE TESTING

     10.1 Design Validation Testing

          Prior to approval of the concrete tie design, validation tests specified in Chapter 30 of the AREMA Manual shall be performed at an outside testing facility approved by the Engineer and results provided to the Engineer. Upon satisfying the AREMA startup requirements to validate the design, a single tie shall be subjected to the Bodycote "Severe Service Load Test" (SSLT) to 5 million cycles utilizing 70 kips total load and 0.52 L/V ratio with results reported to the Engineer for approval.

     10.2 Acceptance Load Testing

          All acceptance load testing shall be carried out within 24 hours of demoulding ties. All testing shall be conducted in accordance with requirements set forth in AREMA Chapter 30 for monoblock ties.

          10.2.1 Bending Strength Production Commencement Validation

               From the first bed cast, or for any new production bed, under this or any contract, all the ties from one form, selected at random, shall be load tested as follows;

               -    Railseat positive and bond development at one end.

               -    Center negative.

               If the ties meet the test requirements, then further beds may be cast.

               If any tie fails to meet the test requirements, two additional ties shall be taken from the same line and, if either of these ties fail to meet the test requirements, each tie in the line shall be individually tested, excluding the bond development test. One further bed shall then be cast and the test procedure repeated. When the test ties meet the requirements of the first test, further beds may be cast.

          10.2.2 Bending Strength Routine Production Validation

               All ties from one form, selected at random from each bed cast, shall be load tested for railseat positive (RS+) at one end to first crack.

               Every sixth (6th) tie selected for test shall additionally be tested for Bond Development during the railseat positive (RS+) test. Every sixth (6th) tie selected for test shall also be tested for center negative (C-) to first crack.

               If any tie fails to comply with RS+, Bond Development, and/or C-testing, two (2) additional ties shall be taken from the same line and all tests repeated. If either of these ties fails the test, each tie in the line shall be tested.


UPRR Concrete Tie Specification    Page 14/18                     September 2003

     10.3 Tie Compliance Testing

     Each tie tested in accordance with Section 10.2 shall also be tested (using gauges approved by the Engineer) for the following:

          10.3.1 Electrical Shorts - Check all shoulder to shoulder combinations (4 readings) for each tie for electrical shorts under 10 volts DC. The resistance shall not be less than 100 ohms at release and shall not be less than 300 ohms at 28 days, as measured with an Ohm meter.

               If any tie fails the electrical short test, all ties from the same line shall be individually tested.

          10.3.2 Railseat Cant - In accordance with Section 6.3.

          10.3.3 Railseat Flatness - In accordance with Section 6.4.

          10.3.4 Wire Pattern - In accordance with Section 6.5.

          10.3.5 Railseat Twist - In accordance with Section 6.6.

          Items 10.3.2 through 10.3.5 shall also be checked on each tie cast using any new, modified, or repaired form.

     10.4 Shoulder Gauging

          Out-to-out and adjacent shoulder spacing measurements shall be adjusted for temperature, shrinkage, and creep for that expected at 1000 hours age. Reference temperature shall be 68 degrees. Shoulder positioning shall be in accordance with Section 6.2.

          Shoulder out-to-out and adjacent gauging shall be first article checked on each tie cast using any new, modified, or repaired form.

          At least once per week, shoulder out-to-out and adjacent gauging shall be checked for a single bed of ties produced to confirm shoulder positioning. Subsequent checking for following weeks shall be on ties produced on any other beds used for production such that all ties produced from all forms in production are eventually checked (i.e. if there are three production beds, bed 1 would be checked during week 1, bed 2 during week 2, and bed 3 during week 3. Bed 1 would be re-checked during week 4, and so on).

          Weekly gauging shall conform to the following requirements:

          a. Out-to-out and adjacent measurements shall be recorded by form and cavity number, with clear indication for which end adjacent measurements were obtained.

          b. For any given bed gauged, tie out-to-out and adjacent measurements shall be plotted on a histogram that shows average, range, and standard deviation of results.


UPRR Concrete Tie Specification    Page 15/18                     September 2003

          c. 95% of adjacent or out-to-out measurements for any given bed as plotted in accordance with Section 10.4.b shall be within the target +/- tolerance requirements as required in Section 6.2 with a further requirement that no ties will he accepted if its gauging result is less than or greater than three standard deviations from target. Manufacturer will address the 5% of ties falling outside of specification limits prior to the next gauging of said bed or said repeat offenders shall be rejected at that time and each subsequent cast until corrected.

     10.5 Test Reports

          10.5.1 The manufacturer shall submit a monthly test report to the Engineer. This shall include;

               -    Number of good ties cast.

               -    Number of reject ties cast and reasons for rejection.

               - Concrete compressive strength test results at transfer and at 28 days.

               - Range and standard deviation of the 28 day comprehensive strength results.

               - Complete range of out-out and adjacent tie gauging results in bar graph form.

               - Percentage probability of 28 day compressive strength results failing to meet the minimum specified strength and the actual number of failures.

               -    Tie RS + and C- loads to first crack.

               -    Average and standard deviation of the first crack loads.

               - Percentage probability of the first crack loads failing to meet the minimum specified load and the number of failures.

               - The 28 day compressive strength results also presented as frequency histogram.

               - The average 28 day strength results, average first crack loads and percentage probability of failing figures shall also be plotted on graphs showing the corresponding results for the previous 12 months or since production started, whichever is the shorter period.

          10.5.2 The manufacturer shall retain for a period of ten years all test certificates provided by suppliers and outside testing laboratories. Results of all inspection and testing carried out by the manufacturer shall also be retained for 10 years.

11.  SHIPPING REQUIREMENTS

     Concrete ties should be shipped in open-top cars. Ties must be securely braced for transportation to prevent any movement that will cause damage. Ties shall he shipped in a horizontal position and braced with spacer blocks in such a manner that the top surface or cast-in-place hardware does not contact ties loaded above.


UPRR Concrete Tie Specification    Page 16/18                   September 2003

     The vertical midpoint of tie ends shall not be loaded higher than the top of the cars, nor more than six layers deep. Ties may be shipped with additional hardware (clips, pads) attached from factory.

     Ties shall not be shipped prior to achieving the required 28 day concrete compressive strength in accordance with Section 5.2.6.b. Manufacturer shall have a yarding system for storing ties in a systematic manner that allows for easily locating any individual cast and for allowing first in, first out shipping methodology.

     Dunnage used for shipping shall be 19'4" to 19'6" long, 2-5/8" (+1/8" -0") tall, and 2-5/8" to 3" wide Douglas Fir, Hemlock, Hem-Fir, or equivalent compressive strength material to ensure minimal loss of dunnage height. Dunnage shall be placed in the railseat on top of the railseat pad (if pad is required) on all layers except for the top layer.

     All shipments shall be QC released for shipment by using a yellow inspection tag that is affixed to the rail car or truck and shows, at a minimum, car number, qc inspector, and inspection date.

12.  IDENTIFICATION

     Each tie shall be marked with indented or raised letters or numerals to identify the manufacturer, tie type, form designation, unique cast number, and year of manufacture as approved by the Engineer.

13.  QUALITY ASSURANCE

     The manufacturer shall operate a quality assurance program. Before production commences, he shall prepare a quality assurance manual for approval by the Engineer.

     This manual and the QA program shall comply with PCI and ISO 9001:2000.

14.  INSPECTION

     Inspectors shall have access, during working hours, to all parts of the manufacturer's plant involved in tie production and to those parts of suppliers plants engaged in producing materials or components for use in the ties.

     Inspectors shall also have access to the results of all tests carried out by the manufacturer, suppliers and outside testing laboratories.

15.  WARRANTY

     The concrete ties shall be guaranteed by the manufacturer, effective from the month and year of manufacture shown on the tie for a period of 5 years against any defect attributable to manufacturer.

     During the warranty period, if a substantial quantity of ties have to be withdrawn form service due to a potential manufacture's defect, a laboratory examination shall be performed.

     In cases where a manufacturing fault is detected during the examination, the manufacturer shall provide replacement ties for all defective ties at a rate of 1.5 replacement ties for each defective tie.


UPRR Concrete Tie Specification    Page 17/18                     September 2003

     If no agreement can be reached during the examination referred to above, the matter shall be referred to independent specialists, acceptable to both parties, to settle the dispute. The cost shall be borne by the party found to be responsible.

     The defective ties shall remain the property of the Railroad.


UPRR Concrete Tie Specification    Page 18/18                     September 2003

                                    EXHIBIT C
                                       TO
                                    AGREEMENT

[Tucson Plant Construction Schedule.]

                                   EXHIBIT C
                                       TO
                                   AGREEMENT

CXT TUCSON PLANT CONSTRUCTION AND CRITCAL PATH SCHEDULE


TUCSON

                              Calendar
Description:                    Days:     25    50    75   100   125   150   175   200   225   250   275   300   325   350
------------                  --------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
1. Signed contract                 0
2. Construction permitting        60
3. Crane/plant track
   construction                   70
4. Cranes on site/installed      200
5. Building construction
   (incl. Batch plant)           200                                                                 Building completion
6. Manufacturing equip. on
   site                          270
7. Manufacturing equip.
   install                        60
8. Equipment commissioning        60
                                 ---
   Total days:                   365                                                            10 months to commissioning
                                 ===                                                             Total: 12 months for TUS

Note: This is using a highly accelerated permitting timeline.

                                    EXHIBIT D
                                       TO
                                    AGREEMENT

[GI Plant Construction Schedule.]

                                    EXHIBIT D
                                       TO
                                    AGREEMENT

CXT GRAND ISLAND PLANT CONSTRUCTION AND CRITCAL PATH SCHEDULE

GRAND ISLAND

                              Calender
Description:                    Days:     25    50    75   100   125   150   175   200   225   250   275   300
------------                  --------   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
1. Signed contract                 0
2. Construction permitting        45
3. Track construction             70
4. Cranes on site/installed      200
5. Building
   demolition/construction        75
6. Manufacturing equip. on
   site                          220
7. Manufacturing equip.
   install                        60
8. Equipment commissioning        60
                                 ---
   Total days:                   310                                                 8 months to commissioning
                                 ===                                                  Total: 10 months for GRI

                                    EXHIBIT E
                                       TO
                                    AGREEMENT

[Special Tie Prices.]

                                  EXHIBIT E TO
                                    AGREEMENT

SPECIAL TIES PRICES

Tie Type (all ties are mid-production)                UPRR Item #   Price per Tie/Unit
--------------------------------------                -----------   ------------------
497S Grade 2                                            503-1000             *

10' Grade crossing ties with Safelok III shoulders      503-1802             *

8' 6" Guard Rail Tie (GRT) w/ Safelok III shoulders
and Vape inserts                                        503-1953             *

8' 6" Safelok III Bridge Tie with rubber pad
installed                                               503-1737             *

8' 6" Safelok III GRT Bridge Tie with rubber pad
installed                                               503-1954             *

Replacement Shoulder Double Stem Safelok 32644          503-5075             *

Replacement Shoulder Double Stem Safelok 38450          503-6002             *

Pricing is provided for the             Section 2.7 details price adjustment
mid-production tie only, without        process for new designs or
components or installation, assuming    specifications.
Safelok III shoulders provided by
UPRR.

Pricing for components and              Pricing shown for all ties and shoulders
installation will be based on the       are for 2004, with PPI adjustments
installation, car loading, handling,    applied per section 2.4.f.
and mark-ups presented in the
contract, section 2.4.C.

The price shown for Grade 2 ties        Pricing shown are for existing designs
includes the cost of the shoulders,     and Forms. Additional expenses for form
provided by CXT.                        changes related to new designs will be
                                        passed on to UP.

Pricing shown for all ties and          Section 2.7 details price adjustment
shoulders are for 2004, with PPI        process for new designs or
adjustments applied per section         specifications.
2.4.f.

----------
* Indicates the location of confidential data which has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT F
                                       TO
                                    AGREEMENT

Annual Adjustment Factor:

Beginning January 1, 2005, the rates shall be adjusted in the following manner:

The rate adjustment (increase or decrease) shall be made annually to the rate (which equals the 2004 base price/tie + the fastening component installation price + the fastening component handling charge + the Loading of Ties on Concrete Tie Cars per Section 23) by multiplying the current rate by the Annual Adjustment Factor. The Annual Adjustment Factor is the annual percentage change in the identified Producer Price Indices according to the following formula:

1+[.30(PPI-Steel Mill Products) + .35(.50(PPI-Cement)) +
..35(.50(PPI-Sand/Gravel/Crushed Stone))]

The following schedule will be used in calculating the adjustments:

Adjustment Date   Index Months
---------------   ------------
January 1, 2005   November 2003 vs November 2004
January 1, 2006   November 2004 vs November 2005
January 1, 2007   November 2005 vs November 2006
January 1, 2008   November 2006 vs November 2007
January 1, 2009   November 2007 vs November 2008
January 1, 2010   November 2008 vs November 2009
January 1, 2011   November 2009 vs November 2010
January 1, 2012   November 2010 vs November 2011

All percent changes will be rounded to a hundredth of a percent and all rates will be rounded to whole cents based on the rounding rule that any fraction less than one half will be dropped while any fraction equal to or greater than one half will be increased to the next highest value. (See Hypothetical Example, Exhibit G, Page 2).

If the BLS re-bases the PPI, the re-based values will be used in the annual adjustment calculations. If a PPI value used in an adjustment is not re-based it will be restated with a linking factor. This linking factor will equal the PPI as re-based divided by the PPI on the old base (rounded to a thousandth of a point) for the first period in which the PPI is published on both bases. The linking factor will then be multiplied by the PPI value in need of re-basing (rounded to a tenth of an index point).

                 HYPOTHETICAL EXAMPLE OF ANNUAL RATE ADJUSTMENT
                              FOR JANUARY 1, 2005*

     PPI - WPU1017, Steel Mill Products
     November 2004 PPI: 218.1 (Current Index)
     November 2003 PPI: 215.1 (Prior Index)
     Quarterly % Change 1.39%

     PPI - WPU1322, Cement
     November 2004 PPI: 197.1 (Current Index)
     November 2003 PPI: 195.1 (Prior Index)
     Quarterly % Change 1.03%

     PPI - WPU1321, Sand/Gravel/Crushed Stone
     November 2004 PPI: 186.1 (Current Index)
     November 2003 PPI: 185.1 (Prior Index)
     Quarterly % Change 0.54%

1+[.30(PPI-Steel Mill Products) + .35(.50(PPI-Cement)) +
   .35(.50(PPI-Aggregates))]
1+[.30(.0139)+ .35(.50(.0103)+ .35(.50(.0054)]
1+[(.0042)+ .35(.005)+ .35(.003)]
1+[.0042)+ .0018+ .0011]
1+[.0071]
1.0071

     Application to Rate:

     Hypothetical Rate as of December 31 2004: $40.00 (rate as defined above) Adjustment Percent Change: 0.71% (from above)

     New Rate as of January 1, 2005: = $40.00 * [1 +.0071]
                                     = $40.00 * [1.0071]
                                     = $40.28

     *NOTE: All index values, percent changes, and dollar amounts in the above exhibit are for illustrative purposes only.

                                    EXHIBIT G
                                       TO
                                    AGREEMENT

[CXT Insurance Coverage.]

------------------------------------------------------------------------------------------------------------------------------------
         MARSH                                            CERTIFICATE OF INSURANCE                               CERTIFICATE NUMBER
                                                                                                                 CLE-001179812-08
                                                          --------------------------------------------------------------------------
PRODUCER                                                  THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO
          Marsh USA Inc.                                  RIGHTS UPON THE CERTIFICATE HOLDER OTHER THAN THOSE PROVIDED IN THE
          Six PPG Place, Suite 300                        POLICY, THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE
          Pittsburgh, PA 15222                            AFFORDED BY THE POLICIES DESCRIBED HEREIN.
          Attn: Glendora Harris   (412)552-5160           --------------------------------------------------------------------------
                                                                                COMPANIES AFFORDING COVERAGE
051823-ALL-04/05                  L.B.                    --------------------------------------------------------------------------
                                                          COMPANY
                                                             A      STEADFAST INSURANCE COMPANY
------------------------------------------------------------------------------------------------------------------------------------
INSURED                                                   COMPANY
          L.B. FOSTER COMPANY                                B      ZURICH INSURANCE COMPANY
          ATTN: David Russo                               --------------------------------------------------------------------------
          PO Box 2806                                     COMPANY
          Pittsburgh, PA 15230                               C      SENTRY INSURANCE COMPANY
                                                          --------------------------------------------------------------------------
                                                          COMPANY
                                                             D
------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
     THIS IS TO CERTIFY THAT POLICIES OF INSURANCE DESCRIBED HEREIN HAVE BEEN ISSUED TO THE INSURED NAMED HEREIN FOR THE
     POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH
     RESPECT TO WHICH THE CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN
     IS SUBJECT TO ALL THE TERMS, CONDITIONS AND EXCLUSIONS OF SUCH POLICIES, AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY
     PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------
                                                               POLICY           POLICY
CO                                                           EFFECTIVE        EXPIRATION
LTR         TYPE OF INSURANCE            POLICY NUMBER    DATE (MM/DD/YY)  DATE (MM/DD/YY)                   LIMITS
------------------------------------------------------------------------------------------------------------------------------------
     GENERAL LIABILITY                                                                      GENERAL AGGREGATE            $ 2,000,000
                                                                                            ----------------------------------------
A    [X] COMMERCIAL GENERAL LIABILITY  SCO 3672553-02      01/01/04         01/01/05        PRODUCTS - COMP/OP AGG       $ 2,000,000
                                                                                            ----------------------------------------
     [ ] [ ] CLAIMS MADE [X] OCCUR                                                          PERSONAL & ADV INJURY        $ 1,000,000
                                                                                            ----------------------------------------
     [ ] OWNER'S & CONTRACTOR'S PROT                                                        EACH OCCURRENCE              $ 1,000,000
                                                                                            ----------------------------------------
     [X] DEDUCTIBLE - $250,000/occur.                                                       FIRE DAMAGE (Any one fire)   $   300,000
                                                                                            ----------------------------------------
     [X] $1,000,000 Ded. Aggregate                                                          MED EXP (Any one person)     $    10,000
------------------------------------------------------------------------------------------------------------------------------------
     AUTOMOBILE LIABILITY                                                                   COMBINED SINGLE LIMIT        $ _________
                                                                                            ----------------------------------------
     [ ] ANY AUTO                                                                           BODILY INJURY                $ _________
     [ ] ALL OWNED AUTOS                                                                    (Per Person)
     [ ] SCHEDULED AUTOS                                                                    ----------------------------------------
     [ ] HIRED AUTOS                                                                        BODILY INJURY                $ _________
     [ ] NON-OWNED AUTOS                                                                    (Per accident)
     [ ] ___________________________                                                        ----------------------------------------
     [ ] ___________________________                                                        PROPERTY DAMAGE              $ _________
------------------------------------------------------------------------------------------------------------------------------------
     GARAGE LIABILITY                                                                       AUTO ONLY - EA ACCIDENT      $ _________
                                                                                            ----------------------------------------
     [ ] ANY AUTO                                                                           OTHER THAN AUTO ONLY:
                                                                                            ----------------------------------------
     [ ] ___________________________                                                                     EACH ACCIDENT   $ _________
                                                                                            ----------------------------------------
     [ ] ___________________________                                                                         AGGREGATE   $ _________
------------------------------------------------------------------------------------------------------------------------------------
     EXCESS LIABILITY                                                                       EACH OCCURRENCE              $10,000,000
                                                                                            ----------------------------------------
B    [X] UMBRELLA FORM                AUC 9378203-00      01/01/04         01/01/05         AGGREGATE                    $10,000,000
                                                                                            ----------------------------------------
     [ ] OTHER THAN UMBRELLA FORM                                                                                        $ _________
------------------------------------------------------------------------------------------------------------------------------------
     WORKERS COMPENSATION AND                                                               [X] WC STATUTORY [ ] OTHER
     EMPLOYERS' LIABILITY                                                                       LIMITS
                                                                                            ----------------------------------------
C                                     90-14714-01 (AOS))  01/01/04         01/01/05         EL EACH ACCIDENT             $ 1,000,000
                                                                                            ----------------------------------------
C    THE PROPRIETOR/    [X] INCL      90-14714-02         01/01/04         01/01/05         EL DISEASE-POLICY LIMIT      $ 1,000,000
     PARTNERS/EXECUTIVE [ ] EXCL      (MA & OR)                                             ----------------------------------------
     OFFICERS ARE:                                                                          EL DISEASE-EACH EMPLOYEE     $ 1,000,000
------------------------------------------------------------------------------------------------------------------------------------
     OTHER

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Union Pacific Railroad is named Additional Insured but only with regard to those sums that L. B. Foster Company Becomes legally obligated to pay as damages because of bodily injury or property damage to which this general liability policy applies. Includes a
Waiver of Subrogation where applicable by law. The exclusions for railroads (except where the Job Site is more than fifty feet
(50') from any railroad including but not limited to tracks, bridges, trestles, roadbeds, terminals, underpasses or crossings), and explosions, collapse and underground hazard shall be removed.
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                        CANCELLATION

                                                          SHOULD ANY OF THE POLICIES DESCRIBED HEREIN BE CANCELLED BEFORE THE
                                                          EXPIRATION DATE THEREOF, THE INSURER AFFORDING COVERAGE WILL ENDEAVOR TO
          Union Pacific Railroad                          MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED HEREIN, BUT
                                                          FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY
                                                          KIND UPON THE INSURER AFFORDING COVERAGE, ITS AGENTS OR REPRESENTATIVES,
                                                          OR THE ISSUER OF THIS CERTIFICATE.
                                                          --------------------------------------------------------------------------
                                                          MARSH USA INC.


                                                          BY: R Scott Holden                /s/ R Scott Holden
                                                                                            ----------------------------------------
                                                          MM1(3/02)                         VALID AS OF: 04/07/04
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION                                                                                              DATE (MM/DD/YY)
                                                                                        CLE-001179812-08               04/07/04
                                                          --------------------------------------------------------------------------
PRODUCER                                                                         COMPANIES AFFORDING COVERAGE
          Marsh USA Inc.                                  --------------------------------------------------------------------------
          Six PPG Place, Suite 300                        COMPANY
          Pittsburgh, PA 15222                               E
          Attn: Glendora Harris   (412)552-5160           --------------------------------------------------------------------------
                                                          COMPANY
051823-ALL-04/05                  L.B.                       F
------------------------------------------------------------------------------------------------------------------------------------
INSURED                                                   COMPANY
          L.B. FOSTER COMPANY                                G
          ATTN: David Russo                               --------------------------------------------------------------------------
          PO Box 2806                                     COMPANY
          Pittsburgh, PA 15230                               H
------------------------------------------------------------------------------------------------------------------------------------
TEXT

The Workers Compensation policy contains an Alternate Employer Endorsement in favor of the Union Pacific Railroad. The General
Liability Policy includes an endorsement providing Severability of Interest. The Umbrella Policy follows forms.



------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER

          Union Pacific Railroad

                                                          --------------------------------------------------------------------------
                                                          MARSH USA INC. BY


                                                          R Scott Holden                    /s/ R Scott Holden
                                                                                            ----------------------------------------
                                                    PAGE
------------------------------------------------------------------------------------------------------------------------------------

                        Client#: 15056                                                      LBFOST
------------------------------------------------------------------------------------------------------------------------------------
(ACORD(TM) LOGO)                                CERTIFICATE OF LIABILITY INSURANCE                                 DATE (MM/DD/YYYY)
                                                                                                                       01/07/04
------------------------------------------------------------------------------------------------------------------------------------
PRODUCER                                                  THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS
                                                          NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND,
The HDH Group, Inc. P&C                                   EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW
USX Tower, Suite 1100                                     --------------------------------------------------------------------------
600 Grant Street
Pittsburgh, PA 15219-2804                                 INSURERS AFFORDING COVERAGE                              NAIC #
------------------------------------------------------------------------------------------------------------------------------------
INSURED                                                   INSURER A: Travelers Property & Casualty of Ame          25615
                                                          --------------------------------------------------------------------------
          L.B. Foster Company                             INSURER B: Character Oak Fire Insurance Company          25615
          415 Holiday Drive                               --------------------------------------------------------------------------
          Pittsburgh, PA 15220                            INSURER C:
                                                          --------------------------------------------------------------------------
                                                          INSURER D:
                                                          --------------------------------------------------------------------------
                                                          INSURER E:
------------------------------------------------------------------------------------------------------------------------------------
COVERAGES
------------------------------------------------------------------------------------------------------------------------------------
     THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED.
     NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS
     CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE
     TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
------------------------------------------------------------------------------------------------------------------------------------
INSR ADD'L                                                  POLICY EFFECTIVE POLICY EXPIRATION
 LTR INSRD         TYPE OF INSURANCE          POLICY NUMBER  DATE (MM/DD/YY)  DATE (MM/DD/YY)                  LIMITS
---- ----- --------------------------------- -------------- ---------------- ----------------- -------------------------------------
           GENERAL LIABILITY                                                                   EACH OCCURRENCE            $_________
           [ ] COMMERCIAL, GENERAL LIABILITY                                                   DAMAGE TO RENTED
           [ ] [ ] CLAIMS MADE [ ] OCCUR                                                       PREMISES (Eg OCCURRENCE)   $_________
           [ ] _____________________________                                                   MED EXP (Any one person)   $_________
           [ ] _____________________________                                                   PERSONAL & ADV INJURY      $_________
           GENL AGGREGATE LIMIT APPLIES PER;                                                   GENERAL AGGREGATE          $_________
           [ ] POLICY [ ] PROJECT [ ] LOC                                                      PRODUCTS. COMP/OP AGG      $_________
------------------------------------------------------------------------------------------------------------------------------------
A          AUTOMOBILE LIABILITY              8100308B464TIL 01/01/04         01/01/05          COMBINED SINGLE LIMIT
B          [X] ANY AUTO                      CAP200D8675COF 01/01/04         01/01/05          (Eg accident)              $1,000,000
           [ ] ALL OWNED AUTOS                                                                 BODILY INJURY
           [ ] SCHEDULED AUTOS                                                                 (Per person)               $_________
           [X] HIRED AUTOS                                                                     BODILY INJURY
           [X] NON-OWNED AUTOS                                                                 (Per accident)             $_________
           [ ] _____________________________                                                   PROPERTY DAMAGE
           [ ] _____________________________                                                   (Per accident)             $_________
------------------------------------------------------------------------------------------------------------------------------------
           GARAGE LIABILITY                                                                    AUTO ONLY - EA ACCIDENT    $_________
           [ ] ANY AUTO                                                                        OTHER THAN          EA ACC $_________
           [ ]                                                                                 AUTO ONLY:             AGG $_________
------------------------------------------------------------------------------------------------------------------------------------
           EXCESS UMBRELLA LIABILITY                                                           EACH OCCURRENCE            $_________
           [ ] OCCUR [ ] CLAIMS MADE                                                           AGGREGATE                  $_________
           [ ] DEDUCTIBLE                                                                                                 $_________
           [ ] RETENTION $__________________                                                                              $_________
                                                                                                                          $_________
------------------------------------------------------------------------------------------------------------------------------------
     WORKERS COMPENSATION AND                                                                  [ ] WC STATUTORY [ ] OTHER
     EMPLOYERS LIABILITY                                                                           LIMITS
                                                                                               E.L. EACH ACCIDENT         $_________
     ANY PROPRIETOR/PARTNER/EXECUTIVE                                                          E.L. DISEASE-EA EMPLOYEE   $_________
     OFFICER/MEMBER EXCLUDED?                                                                  E.L. DISEASE-POLICY LIMIT  $_________

     If yes, describe under
     SPECIAL PROVISIONS below
------------------------------------------------------------------------------------------------------------------------------------

     OTHER
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT /
SPECIAL PROVISIONS

THE ABOVE REFERENCED POLICY INCLUDES A WORKER'S COMPENSATION & EMPLOYEE
EXCLUSION WHICH APPLIES ONLY TO LB FOSTER'S EMPLOYES. THE ABOVE REFERENCED
POLICY DOES NOT INCLUDE A RAILROAD EXCLUSION OR EXPLOSION, COLLAPSE AND
UNDERGROUND HAZARD EXCLUSION. SEVERABILITY OF INTEREST IS (SEE ATTACHED
DESCRIPTIONS)
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER       CANCELLATION
------------------------------------------------------------------------------------------------------------------------------------
                                                          SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
          UNION PACIFIC RAILROAD                          EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30
                                                          DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT
                                                          FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON
                                                          THE INSURER, ITS AGENTS OR REPRESENTATIVES.
                                                          --------------------------------------------------------------------------
                                                          AUTHORIZED REPRESENTATIVE


                                                          /s/ Illegible
                                                          ----------------------------------

------------------------------------------------------------------------------------------------------------------------------------
ACORD 25 (2001/08)   1 of 3   #S91830/M87188                                                        LF0   (C) ACORD CORPORATION 1988

                                   IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

                                   DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insure(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.


ACORD 25-S (2001/08)   2 of 3   #S91830/M87188

                      DESCRIPTIONS (Continued from Page 1)

included in the policy form.


AMS 25.3 (2001/08)   3 of 3   #S91830/M87188